Exhibit 32.1
CERTIFICATIONS PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(18 U.S.C. SECTION 1350)
Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), the undersigned officers of Harbor Custom Development, Inc., a Washington corporation (the “Company”), each hereby certify, to such officer’s knowledge, that:
The quarterly report on Form 10-Q for the quarter ended June 30, 2023 (the “Form 10-Q”) of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: August 14, 2023	/s/ Jeffrey Habersetzer
Jeffrey Habersetzer
Interim Chief Executive Officer and Interim President (Principal Executive Officer)

Dated: August 14, 2023	/s/ Yoshi Niino
Yoshi Niino
Chief Accounting Officer (Principal Financial and Accounting Officer)
A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.